PLAN AND AGREEMENT OF MERGER
                                     BETWEEN
                     WESTAR FINANCIAL SERVICES INCORPORATED
                                       AND
                          REPUBLIC LEASING INCORPORATED



     This Plan and Agreement of Merger (this "Agreement") is entered into this 21st day of February 1996, by and between Westar Financial Services Incorporated, a Washington corporation (the "Surviving Corporation"), and Republic Leasing Incorporated, a Delaware corporation ("Republic"). The Surviving Corporation and Republic are sometimes referred to jointly as the "Constituent Corporations."

                                    RECITALS

     A. Each of the Constituent Corporations are corporations organized and existing under the laws of the respective states as indicated in the first paragraph of this Agreement of Merger.

     B. The shareholders and directors of each of the Constituent Corporations have deemed it advisable for the mutual benefit of the Constituent Corporations and their respective shareholders that Republic be merged into the Surviving Corporation pursuant to the provisions of the Washington Business Corporation Act and the Delaware General Corporation Law.

     NOW, THEREFORE, in accordance with the laws of the states of Washington and Delaware, the Constituent Corporations agree that, subject to the following terms and conditions, (i) Republic shall be merged into the Surviving Corporation, (ii) the Surviving Corporation shall continue to be governed by the laws of the state of Washington, and (iii) the terms of the Merger, and the mode of carrying them into effect, shall be as follows:

                                    ARTICLE I
                        ARTICLES OF SURVIVING CORPORATION

     The Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time of the Merger shall constitute the "Articles" of the Surviving Corporation within the meaning of Section 23B.01.400(1) of the Washington Business Corporation Act and Section 104 of the Delaware General Corporation Law.

                                   ARTICLE II
                   APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

     Pursuant to Section 252(d) of the Delaware General Corporation Law, the Surviving Corporation irrevocably appoints the Secretary of State of Delaware to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of Republic as well as for enforcement of any obligation of the Surviving Corporation arising from the merger. The Delaware Secretary of State shall mail a copy of such process to Richard G. Phillips, Jr. at Owens Davies Mackie, Attorneys at Law, P.O. Box 187, Olympia, Washington 98507.

                                   ARTICLE III
                              CONVERSION OF SHARES

     3.1 REPUBLIC COMMON SHARES. At the Effective Time of the Merger each outstanding share of the common stock of Republic shall automatically convert to one share of Westar Financial Services Incorporated. It will not be necessary for shareholders of Republic to exchange their existing stock certificates for stock certificates of the Surviving Corporation.

     3.2 REPUBLIC PREFERRED SHARES - SERIES 1. At the Effective Time of the Merger each outstanding share of Series 1 preferred stock of Republic will automatically convert to one share of Westar Financial Services Incorporated Series 1 preferred stock.

     3.3 REPUBLIC PREFERRED SHARES - SERIES 2. At the Effective Time of the Merger each outstanding share of Series 2 preferred stock of Republic will automatically convert to one share of Westar Financial Services Incorporated Series 2 preferred stock.

     3.4 REPUBLIC PREFERRED SHARES - SERIES 3. At the Effective Time of the Merger each outstanding share of Series 3 preferred stock of Republic will automatically convert to one share of Westar Financial Services Incorporated Series 3 preferred stock.

     3.5 REPUBLIC PREFERRED SHARES - SERIES 4. At the Effective Time of the Merger each outstanding share of Series 4 preferred stock of Republic will automatically convert to one share of Westar Financial Services Incorporated Series 4 preferred stock.

     3.6 REPUBLIC OPTIONS AND WARRANTS. At the Effective Time of the Merger each outstanding warrant and option of Republic will automatically convert to the corresponding warrant and option of Westar Financial Services Incorporated.

     3.7 SURVIVING CORPORATION SHARES. At the Effective Time of the Merger each outstanding share of the common stock of the Surviving Corporation shall be automatically cancelled and returned to the status of authorized but unissued shares.

                                   ARTICLE IV
                                     BYLAWS

     The Bylaws of the Surviving Corporation shall be the governing Bylaws.

                                   ARTICLE V
                             EFFECT OF THE MERGER

     The effect of the Merger shall be as provided by the applicable provisions of the laws of Washington and Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger: the separate existence of Republic shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as a private nature, of all of the Constituent Corporations; all obligations belonging to or due any of the Constituent Corporations shall be vested in and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein vested in any of the Constituent Corporations shall be vested in and become the obligations of the Surviving Corporation without further act or deed; title to any real estate or any interest therein shall not revert or in any way be impaired by reason of the Merger; all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of the Constituent Corporations and any claim existing, or action or proceeding pending, by or against any of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

     If at any time after the Effective Time of the Merger the Surviving Corporation shall consider it to be advisable that any further conveyances, agreements, documents, instruments, and assurances of law or any other things are necessary or desirable to vest, perfect, confirm, or record in the Surviving Corporation the title to any property, rights, privileges, powers, and franchises of the Constituent Corporations or otherwise to carry out the provisions of this Agreement, the proper directors and officers of the Constituent Corporations last in office shall execute and deliver, upon the Surviving Corporation's request, any and all proper conveyances, agreements, documents, instruments, and assurances of law, and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers, and title to such property, rights, privileges, powers, and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

                                   ARTICLE VI
                          EFFECTIVE TIME OF THE MERGER

     As used in this Agreement, the "Effective Time of the Merger" shall mean the time at which executed counterparts of this Agreement or conformed copies thereof, together with duly executed Certificates or Articles of Merger have been duly filed by the Constituent Corporations in the office of the Washington Secretary of State pursuant to Section 23B.11.250 of the Washington Business Corporation Act and the Office of the Delaware Secretary of State pursuant to
Section 252 of the Delaware General Corporation Law or at such time thereafter as is provided in such Certificate of Articles of Merger.

                                   ARTICLE VII
                                   TERMINATION

     This Agreement may be terminated and the Merger abandoned by mutual consent of the directors of the Constituent Corporations at any time prior to the Effective Time of the Merger.

                                  ARTICLE VIII
                          NO THIRD PARTY BENEFICIARIES

     Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, or corporation, other than the Constituent Corporations and their respective shareholders, any rights or remedies under or by reason of this Agreement or Merger.

     IN WITNESS WHEREOF, the parties hereto have caused this Plan and Agreement of Merger to be executed as of the date first above written.

                                          WESTAR FINANCIAL SERVICES INCORPORATED
                                          A Washington Corporation



                                          By____________________________________
                                          R.W. Christensen, Jr.,
                                          Chairman

ATTEST:


__________________________
Charles S. Seel, Secretary

                                          REPUBLIC LEASING INCORPORATED
                                          A Delaware Corporation



                                          By____________________________________
                                          R.W. Christensen, Jr.,
                                          Chairman

ATTEST:


__________________________
Charles S. Seel, Secretary

                            CERTIFICATE OF SECRETARY
                                       OF
                         REPUBLIC LEASING INCORPORATED

     I, Charles S. Seel, the Secretary of Republic Leasing Incorporated, a Delaware corporation, hereby certify that at the special meeting of shareholders of Republic Leasing Incorporated the Agreement and Plan of Merger between Republic Leasing Incorporated and Westar Financial Services Incorporated was adopted by a majority of the outstanding common stock of Republic Leasing Incorporated entitled to vote thereon, and was also adopted by 70% of the outstanding shares of Series 4 preferred stock.

     Dated:  March 25, 1996



                                          ______________________________________
                                          Charles S. Seel




                            CERTIFICATE OF SECRETARY
                                       OF
                     WESTAR FINANCIAL SERVICES INCORPORATED

     I, Charles S. Seel, the Secretary of Westar Financial Services Incorporated, a Washington corporation, hereby certify that at the special meeting of shareholders of Westar Financial Services Incorporated the Agreement and Plan of Merger between Westar Financial Services Incorporated and Republic Leasing Incorporated was adopted by a majority of the outstanding common stock of Westar Financial Services Incorporated entitled to vote thereon.





     Dated:  March 25, 1996



                                          ______________________________________
                                          Charles S. Seel